Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration
Statements:

a. Form S-8 Registration Statement (No. 33-37699) relating to 851,563 shares of Common Stock issuable under the Republic Health Corporation Stock Accumulation Plan, the Republic Health Corporation 1990 Stock Option Plan and the Republic Health Corporation 1991 Stock Option Plan, filed on November 9, 1990;

b. Form S-8 Registration Statement (No. 33-78620) relating to 860,002 shares of Common Stock issuable under the American Healthcare Management, Inc. 1990 Non-Employee Directors' Stock Plan, the American Healthcare Management, Inc. 1990 Stock Plan, and the American Healthcare Management, Inc. 1990 Volla and Dubbs Executive Compensation Agreements, filed on
     May 4, 1994;

c. Form S-8 Registration Statement (No. 33-78618) relating to 245,512 shares of Common Stock issuable under the Summit Health Ltd. Stock Option Plan, the Summit Health Ltd. 1992 Stock Option Plan, and the Summit Health Ltd. Stock Option Agreements, filed on May 4, 1994;

d. Form S-3 Registration Statement (No. 33-76700) relating to 1,376,755 shares of Payable-In-Kind Cumulative Redeemable Convertible Preferred Stock and 4,321,651 shares of Common Stock of OrNda HealthCorp, effective on June 15, 1994;

e.   Form S-8 Registration Statement (No. 33-81778) relating to 4,150,000 shares of Common Stock issuable under the OrNda HealthCorp 1994
     Management Equity Plan and the OrNda HealthCorp Incentive Bonus Plan, filed on July 20, 1994;

f. Form S-4 Registration Statement (No. 33-76552) relating to 2,592,362 shares of Common Stock of Summit Care Corporation, effective on October 11, 1994;

g. Form S-4 Registration Statement (No. 33-89046) relating to 1,000,000 shares of Common Stock issuable from time to time in certain of the acquisitions of OrNda HealthCorp, effective on June 6, 1995;
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h.   Form S-3 Registration Statement (No. 33-97620) relating to 10,000,000 shares of Common Stock of OrNda HealthCorp, effective on October 31, 1995;

and in the related Prospectuses of our report dated October 10, 1995, except for paragraph 7 of Note 6 and paragraph 9 of Note 8, as to which the dates are October 27, 1995 and October 31, 1995, respectively, with respect to the consolidated financial statements and schedule of OrNda HealthCorp included in the Annual Report (Form 10-K/A No. 1) for the year ended August 31, 1995.

                                                                             /s/
                                                               Ernst & Young LLP

Nashville, Tennessee
June 17, 1996